4:

A special meeting of the fund's shareholders was held on March 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

12:
PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	6,491,014,660.12	68.216
Against	1,110,401,588.77	11.670
Abstain	364,285,629.16	3.828
Broker Non-Votes	1,549,650,136.89	16.286
TOTAL	9,515,352,014.94	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	9,191,010,795.38	96.591
Withheld	324,341,219.56	3.409
TOTAL	9,515,352,014.94	100.000
Dennis J. Dirks
Affirmative	9,199,049,001.28	96.676
Withheld	316,303,013.66	3.324
TOTAL	9,515,352,014.94	100.000
Robert M. Gates
Affirmative	9,189,372,083.98	96.574
Withheld	325,979,930.96	3.426
TOTAL	9,515,352,014.94	100.000
George H. Heilmeier
Affirmative	9,191,183,741.44	96.593
Withheld	324,168,273.50	3.407
TOTAL	9,515,352,014.94	100.000
Abigail P. Johnson
Affirmative	9,174,139,780.45	96.414
Withheld	341,212,234.49	3.586
TOTAL	9,515,352,014.94	100.000
Edward C. Johnson 3d
Affirmative	9,167,856,276.61	96.348
Withheld	347,495,738.33	3.652
TOTAL	9,515,352,014.94	100.000
Marie L. Knowles
Affirmative	9,196,147,863.00	96.645
Withheld	319,204,151.94	3.355
TOTAL	9,515,352,014.94	100.000
Ned C. Lautenbach
Affirmative	9,193,561,981.00	96.618
Withheld	321,790,033.94	3.382
TOTAL	9,515,352,014.94	100.000
Marvin L. Mann
Affirmative	9,184,085,149.84	96.519
Withheld	331,266,865.10	3.481
TOTAL	9,515,352,014.94	100.000
William O. McCoy
Affirmative	9,187,317,991.01	96.553
Withheld	328,034,023.93	3.447
TOTAL	9,515,352,014.94	100.000
Robert L. Reynolds
Affirmative	9,193,543,677.54	96.618
Withheld	321,808,337.40	3.382
TOTAL	9,515,352,014.94	100.000
Cornelia M. Small
Affirmative	9,193,853,155.26	96.621
Withheld	321,498,859.68	3.379
TOTAL	9,515,352,014.94	100.000
William S. Stavropoulos
Affirmative	9,191,672,816.31	96.598
Withheld	323,679,198.63	3.402
TOTAL	9,515,352,014.94	100.000
Kenneth L. Wolfe
Affirmative	9,193,356,513.29	96.616
Withheld	321,995,501.65	3.384
TOTAL	9,515,352,014.94	100.000
A Denotes trust-wide proposals and voting results.